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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACC LEASE CO., INC.

                  FIRST. The name of the corporation is:

                               ACC LEASE CO., INC.

                  SECOND. The address, including the street, number, city and county, of the corporation's registered office in this state is 14201 Wireless Way, Oklahoma City, Oklahoma 73134; the name of the corporation's registered agent at such address is Ronald L. Ripley.

                  THIRD. The nature of the business and the purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.

                  FOURTH. The total number of shares of capital stock which the corporation shall have authority to issue is ____________ shares, designated as Common Stock, par value $___________ per share.

                  FIFTH. The name and mailing address of the incorporator is as follows:

                  Name                           Mailing Address
                  ----                           ---------------
                  Theodore M. Elam               Tenth Floor
                                                 Two Leadership Square
                                                 Oklahoma City, Oklahoma 73102

                  SIXTH. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, its directors and its shareholders or any class thereof, as the case may be, it is further provided that:

                  (a) Elections of directors need not be by written ballot.

                  (b) Prior to receipt of any payment for any of the corporation's stock, the bylaws of the corporation shall be adopted, amended or repealed by the initial directors. Thereafter, the power to adopt, amend or repeal the bylaws is conferred on the board of directors.

                  SEVENTH: To the fullest extent permitted by the Oklahoma General Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                  EIGHTH. The Corporation reserves the right to amend, alter, change, or repeal any provisions herein contained, in the manner now or later prescribed by statute. All rights, powers,


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privileges, and discretionary authority granted or conferred upon shareholders or directors are granted subject to this reservation.

                  I, the undersigned, for the purpose of forming a corporation under the laws of the State of Oklahoma, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 3rd day of January, 2003.


                                             /s/ Theodore M. Elam
                                            ------------------------------------
                                            Theodore M. Elam, Incorporator


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